 EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Reports Year End Financial Results and
Provides Shareholder Update

VANCOUVER, B.C., CANADA (December 16, 2020) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state operator, is pleased to announce its financial results for the fiscal year ended July 31, 2020 and is providing shareholders with an operational update.

FY2020 Financial Summary (results expressed in $USD unless otherwise indicated):

•	For the fiscal year ended July 31, 2020, achieved record annual consolidated revenue of $6.23 million;
•	For the fiscal year ended July 31, 2020, achieved record system wide managed revenue of $17.66 million*;
•	Gross profit totalled $1.51 million for fiscal 2020, yielding a gross profit margin of 24%;
•	Significant inventory of $1.77 million as of July 31, 2020;
•	Basic and Diluted loss per share $(0.04) for the fiscal year;
•	Consolidated revenue is reported from Nevada and San Diego operations only. Income from the Elyria, Ohio dispensary is treated as equity pickup as the licenses for ShowGrow Long Beach and the Elyria, Ohio dispensaries were transferred to the Company after the fiscal year end;
•	At July 31, 2020, BaM had $1.35 million in cash;
•	Total Current Assets were $5.60 million, Total Assets were $38.8 million, Total Current Liabilities were $2.81 million and Total Liabilities were $5.49 million at July 31, 2020; and
•	107,513,812 common shares were outstanding as at July 31, 2020.

FY 2020 Q4 Summary (results expressed in $USD unless otherwise indicated):

•	Fourth quarter consolidated sales of $2.17 million, a 106% gain over Q3 consolidated sales;
•	Fourth quarter system wide managed revenue of $5.57 million*, a 39% gain over Q3;
•	Gross profit totalled $0.74 million, yielding a gross profit margin of 34%;
•	Basic and Diluted loss per share $(0.01) for the fourth quarter;
•	Consolidated revenue is reported from Nevada and San Diego operations only.

*Managed revenue: refers to results for the 12 months and 3 months ended July 31, 2020, including managed revenues, which are sales of cannabis products from entities for which management arrangements or definitive agreements are in place but BaM cannot consolidate due to regulatory restrictions, or from equity investments, in which results cannot be consolidated. Managed entities include Body and Mind's involvement in certain California, Ohio and Arkansas operations.

Operational Milestones for FY2020 and to Date:

California:

•	Opened the San Diego dispensary in Miramar, San Diego in April 2020;
•	Assumed management of ShowGrow Long Beach dispensary effective August 1, 2019, which is fully operational;
•	Completed license transfer of the ShowGrow Long Beach dispensary into a 100 % owned subsidiary of BaM in September 2020.
•	Entered into brand management and brand director agreement for production operations for BaM branded products at a licensed Cathedral City facility; and
•	Expended sales of BaM branded products to new dispensaries in California.

Nevada:

•	Completed construction and commenced operating in the new approximately 7,500 square foot production facility designed to allow for expanded edible, extract and white label production;
•	Commenced construction of space conversion in the cultivation facility to convert past production area into new cultivation space to provide an approximate 20% increase in flower canopy;
•	Developed proprietary new strains and expanded Body and Mind branded SKU’s; and
•	Partnered with Her Highness to launch the Her Highness brand in Nevada.

Ohio:

•	Completed license transfer for the Clubhouse Dispensary to a 100% owned subsidiary of BaM in August 2020;
•	Commenced construction of approximately 4,000 square foot production facility; and
•	Rebranded The Clubhouse dispensary to Body and Mind.

Arkansas:

•	Body and Mind dispensary awarded “Best Dispensary in Arkansas” by Ark420.com;
•	Expanded into Arkansas with in-state partner, Comprehensive Care Group LLC, for a dispensary and cultivation facility;
•	Completed construction of the facility which is approximately 10,000 square feet with roughly 4,000 square feet for retail and 6,000 square feet for cultivation and operations;
•	Opened the Body and Mind branded medical marijuana dispensary in West Memphis, Arkansas; and
•	Commenced set up for the cultivation facility.

"We achieved record sales in fiscal 2020, with consolidated revenues for the fourth quarter increasing by 106% quarter over quarter as sales from dispensaries and demand for our premium branded products continued to drive our strong growth. Our consolidated revenue for fiscal 2020 was primarily booked from our Nevada operations with inclusion of new revenue from ShowGrow™ San Diego dispensary after opening the operation in Miramar, San Diego in late April. We continue to build infrastructure to support all our operations and look forward to consolidating revenue from the Long Beach and Ohio dispensaries now that both license transfers are complete," stated Michael Mills, President and Chief Executive Officer of BaM.

Mr. Mills continued, “2020 was a challenging year for all business and a significant growth year for Body and Mind as we opened new operations across multiple states, grew revenues considerably, introduced new proprietary strains and expanded the Body and Mind branded product portfolio. We look forward to offering our award-winning portfolio of products in Ohio and Arkansas in the new year as our facilities come online. Body and Mind remains disciplined stewards of capital and we intend to accelerate our growth by pursuing new state licenses, upgrading and expanding our existing assets and evaluating attractive acquisition opportunities. We look forward to updating you on our progress as we continue to execute through fiscal 2021 and beyond."

The audited consolidated financial statements for the fiscal year ended July 31, 2020 are available on SEDAR and EDGAR and should be read in connection with this news release.

The Company will be hosting earnings call on Wednesday, December 16th, 2020 at 4:30 p.m. Eastern.

Participants can dial 1-888-664-6392 or 416-764-8659 and confirmation number 97760089.

A replay of the conference call will be available at 1-888-390-0541 until December 23, 2020. Please use replay number 760089#

View the Body and Mind video at:

https://www.youtube.com/watch?v=x4Kv0IspqnY&list=PLpvtfnO6zJVIINtW_tLr3aeIuOpYqJmUR&index=3

About Body and Mind Inc.

BaM is an operations focused, multi-state operator investing in high quality medical and recreational cannabis cultivation, production and retail. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds medical and adult-use cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN products. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bodyandmind.com for more information.

Instagram: @bodyandmindBaM
Twitter: @bodyandmindBaM

For further information, please contact:

Company Contact:

Michael Mills
CEO
Tel: 800-361-6312
ir@bodyandmind.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.